UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2021

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On July 31, 2021, NCR Corporation (the “Company”) and Lion Acquisition Sub Inc., a wholly-owned subsidiary of NCR Corporation, entered into a definitive merger agreement with Moon Inc. dba LibertyX (the “Seller”) and certain of its stockholders to acquire the Seller. The merger consideration will consist of approximately 1,663,126 shares of the Company’s common stock (the “Common Stock”), subject to adjustment under the terms of the definitive merger agreement, which could increase or decrease the total number of shares of Common Stock that are issued to the stockholders of the Seller.

The shares of Common Stock to be issued to the Seller’s stockholders in connection with the merger agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The shares of Common Stock will be issued at or following the closing of the merger, which is currently expected to occur later this year. The closing of the merger is subject to customary closing conditions, including obtaining certain regulatory licensing consents and approvals.

Forward-Looking Statements

This report contains forward-looking statements, including those regarding the proposed transaction between the Company and the Seller. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to obtain regulatory licensing consents and approvals; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of the Seller’s product portfolio, including regulatory approvals and time to market; the risk that, even if it is completed, the Company may not realize the expected benefits from the transaction; and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. These documents are available on the “SEC Filings” section of the Company’s website at https://investor.ncr.com/investor-relations. All forward-looking statements are based on information available to the Company as of the date hereof, and the Company does not assume any obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date: August 5, 2021	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel & Secretary